Exhibit 2.1
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) to that certain Agreement and Plan of Merger, dated as of February 1, 2021 (the “Merger Agreement”), by and among (a) Aspirational Consumer Lifestyle Corp. (“Acquiror”), a Cayman Islands exempted company limited by shares, (b) KittyHawk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), (c) Wheels Up Blocker Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Acquiror (“Blocker Sub”), (d) KittyHawk Blocker Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub I”), (e) KittyHawk Blocker Sub II Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub II”), (f) KittyHawk Blocker Sub III Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub III”), (g) KittyHawk Blocker Sub IV Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub IV”), (h) KittyHawk Blocker Sub V Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub V”), (i) KittyHawk Blocker Sub VI Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub VI”), (j) KittyHawk Blocker Sub VII Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub VII”), (k) KittyHawk Blocker Sub VIII Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub VIII”), (l) KittyHawk Blocker Sub IX Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub IX”, and together with Blocker Merger Sub I, Blocker Merger Sub II, Blocker Merger Sub III, Blocker Merger Sub IV, Blocker Merger Sub V, Blocker Merger Sub VI, Blocker Merger Sub VII, Blocker Merger Sub VIII, the “Blocker Merger Subs”), (m) Wheels Up NHF LLC, a Delaware limited liability company (“WUNHF Blocker”), (n) Wheels Up NHT LLC, a Delaware limited liability company (“WUNHT Blocker”), (o) Wheels Up USET LLC, a Delaware limited liability company (“WUUSET Blocker”), (p) GRTHCOCP WU Holdings LLC, a Delaware limited liability company (“GRTHCOCP Blocker”), (q) FSGRWCO WU Holdings LLC, a Delaware limited liability company (“FSGRWCO Blocker”), (r) GROWTHCO WU Holdings LLC, a Delaware limited liability company (“GROWTHCO Blocker”), (s) OTC WU Holdings LLC, a Delaware limited liability company (“OTC Blocker”), (t) NEA 15 Wheels Up Holdings, LLC, a Delaware limited liability company (“NEA15 Blocker”), (u) DPJ Holdco Inc., a Delaware corporation (“DPJ Blocker”, and together with WUNHF Blocker, WUNHT Blocker, WUUSET Blocker, GRTHCOCP Blocker, FSGRWCO Blocker, GROWTHCO Blocker, OTC Blocker and NEA15 Blocker, the “Blockers”), and (v) Wheels Up Partners Holdings LLC, a Delaware limited liability company (the “Company”), is made and entered into as of May 6, 2021, by and among Acquiror, Merger Sub, Blocker Sub, the Blocker Merger Subs, the Blockers and the Company.
WHEREAS, the parties hereto now desire to make certain amendments to the Merger Agreement as further described herein; and
WHEREAS, Section 12.11 of the Merger Agreement provides that the Merger Agreement may be amended or modified in whole or in part by a duly authorized agreement in writing executed in the same manner as the Merger Agreement and which makes reference to the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment and the Merger Agreement, for good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.   Defined Terms.   Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given to such terms in the Merger Agreement.
2.   Amendments to the Merger Agreement.   The Merger Agreement is hereby amended as follows:
a.   Section 1.1 of the Merger Agreement is hereby amended by deleting the definition of “Wheels Up RI Units” and inserting the following defined term in the appropriate alphabetical order:

“Rollover Restricted Stock” means the shares of Domesticated Acquiror Class A Common Stock subject to a Rollover Restricted Interest Award.
b.   Each of the following definitions as set forth in Section 1.1 of the Merger Agreement is hereby deleted and replaced in its entirety with the following, as applicable:
“Distributable Aggregate Merger Consideration” means the aggregate number of shares of Domesticated Acquiror Class A Common Stock into which the Blocker Equity Interests (other than Cancelled Blocker Interests), Company Common Interests (other than any Company Common Interests subject to Company Awards) and Company Preferred Interests (other than Company Preferred Interests held by any Blockers or Blocker Sub) are converted into the right to receive pursuant to Section 3.1(a), Section 3.1(d) and Section 3.1(d) hereof, respectively.
“First Earnout Fully Diluted Shares” means the Effective Time Company Fully Diluted Shares less the number of Profits Interests and Restricted Interests as of immediately prior to the Effective Time corresponding to any respective forfeitures or cancellations of Wheels Up PI Units and Rollover Restricted Stock between the Effective Time and the First Earnout Achievement Date.
“Second Earnout Fully Diluted Shares” means the Effective Time Company Fully Diluted Shares less the number of Profits Interests and Restricted Interests as of immediately prior to the Effective Time corresponding to any respective forfeitures or cancellations of Wheels Up PI Units and Rollover Restricted Stock between the Effective Time and the Second Earnout Achievement Date.
“Third Earnout Fully Diluted Shares” means the Effective Time Company Fully Diluted Shares less the number of Profits Interests and Restricted Interests as of immediately prior to the Effective Time corresponding to any respective forfeitures or cancellations of Wheels Up PI Units and Rollover Restricted Stock between the Effective Time and the Third Earnout Achievement Date.
“Wheels Up Exchangeable Units” means Wheels Up PI Units and Wheels Up EO Units.
c.   Section 3.2(a) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:
(a) Prior to the Closing, Acquiror shall appoint an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of paying the Distributable Aggregate Merger Consideration to the Company Equityholders (other than the Blockers and Blocker Sub) and the Blocker Owners. At or before the Effective Time, Acquiror shall deposit with the Exchange Agent the number of shares of Domesticated Acquiror Class A Common Stock comprising the Distributable Aggregate Merger Consideration.
d.   The phrase “Unless otherwise agreed to by the parties” is hereby inserted at the beginning of the first sentence of Section 3.2(b) of the Merger Agreement.
e.   Section 3.3(c) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:
(c) As of the Effective Time, in respect of each Restricted Interest Award that is outstanding immediately prior to the Effective Time, the corresponding Restricted Interest shall be converted into (i) an award of Domesticated Acquiror Class A Common Stock (a “Rollover Restricted Interest Award”), with substantially the same terms and conditions as were applicable to such Restricted Interest Award immediately prior to the Effective Time, including the same vesting and termination-related provisions, except that such Rollover Restricted Interest Award shall consist of that number of shares of Rollover Restricted Stock equal to the product of (1) the number of Restricted Interests subject to such Restricted Interest Award immediately prior to the Effective Time, multiplied by (2) the Exchange Ratio, and (ii) a number of Wheels Up EO Units equal to the product of (1) the quotient of (A) the number of Restricted Interests subject to such Restricted Interest Award immediately prior to the

Effective Time, divided by (B) the Effective Time Company Fully Diluted Shares, multiplied by (2) 9,000,000, which such Wheels Up EO Units shall be subject to vesting as provided in Section 3.4 and the A&R LLC Agreement and to such other terms and conditions as are in effect with respect to such Restricted Interests Award immediately prior to the Effective Time, including with respect to vesting and termination-related provisions. For the avoidance of doubt, MIP RI LLC shall be the initial record holder of all Rollover Restricted Stock and Wheels Up EO Units received pursuant to this Section 3.3(c), and, with respect to the Rollover Restricted Stock, shall make a distribution of such Rollover Restricted Stock on the Closing Date to the holders of the corresponding restricted interests in MIP RI LLC, which shares of Rollover Restricted Stock shall, for the avoidance of doubt, remain subject to the terms of the applicable Rollover Restricted Interest Award following such distribution.
f.   Section 3.3(d) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:
(d) The Company shall take all necessary actions to effect the treatment of Company Options, Profit Interest Awards and Restricted Interest Awards pursuant to Sections 3.3(a), 3.3(b) and 3.3(c) in accordance with the Company Incentive Plans and the applicable award agreements, including obtaining any necessary approvals and consents, and to ensure that no Rollover Option may be exercised, and no Wheels Up PI Unit may be exchanged for a share of Domesticated Acquiror Class A Common Stock, prior to the effective date of an applicable registration on Form S-8 (or other applicable form, including Form S-1 or Form S-4) of Acquiror. The Board of Directors of the Company shall amend the Company Incentive Plans and take all other necessary actions, effective as of immediately prior to the Closing, in order to provide that no new Company Awards will be granted under the Company Incentive Plans or in respect of any equity reserve provided thereunder.
g.   Item (a)(1) of Section 4.6 of the Company Disclosure Letter is hereby amended as set forth on Schedule A hereto.
3.   Miscellaneous.   The provisions contained in Sections 11.1 (Termination), 11.2 (Effect of Termination), 12.3 (Notices), 12.4 (Assignment), 12.5 (Rights of Third Parties), 12.6 (Expenses), 12.7 (Governing Law), 12.8 (Headings; Counterparts), 12.11 (Amendments), 12.13 (Severability), 12.14 (Jurisdiction; Waiver of Jury Trial), 12.15 (Enforcement) and 12.16 (Non-Recourse) of the Merger Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.
4.   Merger Agreement.   Except as expressly amended, modified and/or supplemented by this Amendment, all terms, conditions and provisions of the Merger Agreement are and will remain in full force and effect and as hereby amended are hereby ratified and confirmed by the parties to the Merger Agreement and this Amendment in all respects. Without limiting the generality of the foregoing, the amendments, modifications and/or supplements contained herein will not be construed as an amendment to or waiver of any other provision of the Merger Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Merger Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Merger Agreement and the Ancillary Agreements will mean and be a reference to the Merger Agreement, as amended, modified and/or supplemented by this Amendment. In the event of any inconsistency or conflict between the terms and provisions of the Merger Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.
5.   Counterparts.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
[Signature page follows]

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be duly executed as of the date first above written.
ASPIRATIONAL CONSUMER LIFESTYLE CORP.
By:
/s/ Ravi Thakran

Name: Ravi Thakran
Title:  Chief Executive Officer
KITTYHAWK MERGER SUB LLC
WHEELS UP BLOCKER SUB LLC
By:
/s/ Ravi Thakran

Name: Ravi Thakran
Title:  Chief Executive Officer
KITTYHAWK BLOCKER SUB I INC.
KITTYHAWK BLOCKER SUB II INC.
KITTYHAWK BLOCKER SUB III INC.
KITTYHAWK BLOCKER SUB IV INC.
KITTYHAWK BLOCKER SUB V INC.
KITTYHAWK BLOCKER SUB VI INC.
KITTYHAWK BLOCKER SUB VII INC.
KITTYHAWK BLOCKER SUB VIII INC.
KITTYHAWK BLOCKER SUB IX INC.
By:
/s/ Ravi Thakran

Name: Ravi Thakran
Title:  Chief Executive Officer
WHEELS UP PARTNERS HOLDINGS LLC
By:
/s/ Kenneth Dichter

Name: Kenneth Dichter
Title:  Chief Executive Officer
WHEELS UP NHF LLC
(solely for the purposes of the Blocker Provisions (as defined in the Merger Agreement)
By:
/s/ Joshua K Spencer

Name: Joshua K Spencer
Title:  President
[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

WHEELS UP NHT LLC
(solely for the purposes of the Blocker Provisions (as defined in the Merger Agreement)
By:
/s/ Joshua K Spencer

Name: Joshua K Spencer
Title:  Vice President
WHEELS UP USET LLC
(solely for the purposes of the Blocker Provisions (as defined in the Merger Agreement)
By:
/s/ Joshua K Spencer

Name: Joshua K Spencer
Title:  Vice President
GRTHCOCP WU HOLDINGS LLC
(solely for the purposes of the Blocker Provisions (as defined in the Merger Agreement)
By:
/s/ Jonathan Davis

Name: Jonathan Davis
Title:  Authorized Signatory
FSGRWCO WU HOLDINGS LLC
(solely for the purposes of the Blocker Provisions (as defined in the Merger Agreement)
By:
/s/ Jonathan Davis

Name: Jonathan Davis
Title:  Authorized Signatory
GROWTHCO WU HOLDINGS LLC
(solely for the purposes of the Blocker Provisions (as defined in the Merger Agreement)
By:
/s/ Jonathan Davis

Name: Jonathan Davis
Title:  Authorized Signatory
OTC WU HOLDINGS LLC
(solely for the purposes of the Blocker Provisions (as defined in the Merger Agreement)
By:
/s/ Jonathan Davis

Name: Jonathan Davis
Title:  Authorized Signatory
[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

NEA 15 WHEELS UP HOLDINGS, LLC
(solely for the purposes of the Blocker Provisions (as defined in the Merger Agreement)
By:
New Enterprise Associates 15, L.P., its Managing Member

By:
NEA 15 GP, LLC, its general partner

By:
/s/ Stephanie S. Brecher

Name: Stephanie S. Brecher
Title:  General Counsel
DPJ HOLDCO INC.
(solely for the purposes of the Blocker Provisions (as defined in the Merger Agreement)
By:
/s/ Kenneth W. Morge

Name: Kenneth W. Morge
Title:  President
[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]